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                                                                      Exhibit 23




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Steelcase Inc.
Grand Rapids, Michigan

As independent public accountants, we hereby consent to the use of our report dated April 22, 1999 relating to the consolidated financial statements of Steelcase Strafor S.A. to be included in or made a part of the current report on Form 8-K of Steelcase Inc. and to incorporation by reference in previously filed Registration Statements for Steelcase Inc.'s Steelcase Inc. Incentive Compensation Plan (Registration No. 333-46711) and Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713).





                                                     By /s/  Philippe Guenne
                                                        --------------------

                                                     BARBIER FRINAULT & ASSOCIES
                                                     Arthur Andersen
Neuilly-sur-Seine, France
June 14, 1999